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                           SECOND AMENDMENT OF LEASE

                                                                   Exhibit 10.30

     This SECOND AMENDMENT OF LEASE is made as of the 23rd day of December, 1998 between MEADOWLANDS ASSOCIATES, a New Jersey limited partnership, ("Landlord") having an address at PW/MS Management Co., Inc., c/o Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 and MOVADO GROUP, INC., a New York corporation, having an office at 125 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter called "Tenant").

                                  WITNESSETH:

     WHEREAS:

     A. Landlord and North American Watch Corporation, predecessor-in-interest to Tenant, heretofore entered into a certain lease dated as of October 31, 1986, as amended by a certain first amendment of lease dated as of May 31, 1994 ("First Amendment") (said lease as it was or may hereafter be amended is hereinafter called the "Lease") with respect to (i) the entire rentable square foot area of the fourth (4th) floor and (ii) a portion of the rentable square foot area of the fifth (5th) floor (collectively, "Demised Premises") of the building known as and located at 125 Chubb Avenue, Lyndhurst, New Jersey ("Building"); and

     B. Tenant is desirous of increasing the size of the Demised Premises by the addition of 17,862 rentable square feet ("Expansion Space") on the fifth (5th) floor of the Building, as illustrated on Schedule A, attached hereto and made a part hereof; and

     C. Tenant is desirous of extending by eight (8) months the term for the 10,363 rentable square foot Additional Space

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(defined in WHEREAS clause B. of the First Amendment) on the fifth (5th) floor of the Building; and

     D. The parties hereto desire to further modify the Lease in certain other respects.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto modify the Lease as follows:

     1. DEFINED TERMS. Except as specifically provided otherwise in this Second Amendment of Lease, all defined terms contained in this Second Amendment of Lease shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

     2. EXPANSION SPACE COMMENCEMENT DATE. The Demised Premises shall be deemed expanded to include the Expansion Space on the earlier of ("Expansion Space Commencement Date") (i) the date Tenant takes possession of all or any part of the Expansion Space or (ii) August 1, 1999. As of the Expansion Space Commencement Date, the attached Schedule A shall be added to and become a part of Exhibit A (Rental Plan) to the Lease. On or about the Expansion Space Commencement Date, Landlord may deliver to Tenant a notice ("Expansion Space Commencement Date Notice") confirming, among other things, the inclusion of the Expansion Space within the Demised Premises as of the Expansion Space Commencement Date. If Tenant receives the Expansion Space Commencement Date Notice, Tenant shall sign same and return it fully executed to Landlord within five (5) days after Tenant's receipt thereof. Tenant's failure to timely return a fully executed unamended original counterpart of the Expansion Space Commencement Date Notice shall constitute Tenant's express consent with and agreement to all the terms contained in the Expansion Space Commencement Date Notice as prepared by Landlord.


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     3.   CONDITION OF EXPANSION SPACE. As of the Expansion Space Commencement
Date, Tenant shall be deemed to have accepted the Expansion Space in its then "as is" physical condition and state of repair. In that regard, Landlord shall have no obligation to do any work or perform any services with respect to the Expansion Space or grant Tenant any construction allowance.

     4.   EXTENSION OF ADDITIONAL SPACE TERM.   Pursuant to the First
Amendment, Tenant leased the 10,363 rentable square foot Additional Space on the fifth (5th) floor of the Building for a period (defined as the "Additional
Space Term" in Paragraph 2. of the First Amendment) commencing on September 8, 1994 and ending on September 30, 1999 (defined as the "Additional Space Termination Date"). Notwithstanding anything contained to the contrary in Paragraph 2. of the First Amendment, the Additional Space Termination Date shall be, and the Additional Space Term shall end on, May 31, 2000.

     5. MINIMUM RENT. The Lease is hereby amended to provide that the Minimum Rent, on an annual basis, shall be:

          (i) TWO MILLION TWO HUNDRED SIXTY FIVE THOUSAND SIX HUNDRED EIGHTY SEVEN AND 50/100 DOLLARS ($2,265,687.50) for the period commencing on the Expansion Space Commencement Date and ending on September 30, 1999, payable in advance on the first day of each calendar month in equal monthly installments of ONE HUNDRED EIGHTY EIGHT THOUSAND EIGHT HUNDRED SEVEN AND 29/100 DOLLARS ($188,807.29);

          (ii) TWO MILLION TWO HUNDRED NINETY ONE THOUSAND FIVE HUNDRED NINETY FIVE AND 00/100 DOLLARS ($2,291,595.00) for the period commencing on October 1, 1999 and ending on May 31, 2000, payable in advance on the first day of each calendar month in equal monthly installments of ONE HUNDRED NINETY THOUSAND NINE HUNDRED SIXTY SIX AND 25/100 DOLLARS ($190,966.25);

          (iii) ONE MILLION SIX HUNDRED NINETY EIGHT THOUSAND EIGHT HUNDRED SEVENTY AND 00/100 DOLLARS ($1,698,870.00) for the period commencing on June 1, 2000 and ending on the Termination Date, payable in advance on the

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                   first day of each calendar month in equal
                   monthly installments of ONE HUNDRED FORTY ONE
                   THOUSAND FIVE HUNDRED SEVENTY TWO AND 50/100
                   DOLLARS ($141,572.50).

     6. SIZE OF DEMISED PREMISES. Section 36.2 of the Lease shall be amended as of the date hereof to provide that, only for the period beginning on the Expansion Space Commencement Date until the Actual Surrender Date (hereinafter defined in Paragraph 7), (i) the Demised Premises shall be deemed to contain a floor area of 84,854 rentable square feet and (ii) the Occupancy Percentage shall be 30.5%. For the period beginning on the day following the Actual Surrender Date until the Termination Date, Section 36.2 of the Lease shall be amended to provide that (a) the Demised Premises shall be deemed to contain a floor area of 56,629 rentable square feet and (b) the Occupancy Percentage shall be 20.3%.

     7. SURRENDER OF FIFTH FLOOR SPACE. The Expansion Space and Additional Space are hereinafter collectively referred to as the "Fifth Floor Space". Tenant shall deliver the Fifth Floor Space to Landlord by May 31, 2000 in the same physical condition and state of repair that would apply to the Fifth Floor Space as if May 31, 2000 were the Termination Date. May 31, 2000 is hereinafter referred to as the "Scheduled Surrender Date". Subject to the Lease and to the other provisions of this Second Amendment of Lease, Tenant's obligations with regard to the Fifth Floor Space shall cease on the Scheduled Surrender Date as if the Scheduled Surrender Date were the Termination Date. The earliest date after the Scheduled Surrender Date by when Tenant has delivered to Landlord the Fifth Floor Space in the physical condition and state of repair as required hereunder is hereinafter called the "Actual Surrender Date". If the Actual Surrender Date fails to occur by the Scheduled Surrender Date,


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then, Tenant shall be deemed a holdover tenant at sufferance for the Fifth
Floor Space and shall be liable to Landlord under Article 55 of the Lease as if the Scheduled Surrender Date were the Termination Date. As of the Actual Surrender Date, Exhibit A to the Lease shall be deemed to have excluded therefrom the Fifth Floor Space. Nothing in this Second Amendment of Lease shall be deemed to constitute a release or discharge of Tenant with respect to any outstanding and unsatisfied obligation or liability, whether unbilled or calculated, accrued or incurred under the Lease, such as, but not limited to, Minimum Rent, Adjusted Minimum Rent, additional rent and other charges payable by Tenant in connection with the Fifth Floor Space, up to and including the Actual Surrender Date.

8. ESCALATIONS ON EXPANSION SPACE. For purposes of computing the additional rent accruing on and after the Expansion Space Commencement Date solely for the Expansion Space that is due Landlord under Section 36.4(1) of the Lease, as of the Expansion Space Commencement Date, (A) Section 36.1(4) of the Lease shall be deleted and replaced with the following new Section 36.1(4): "First Tax Year shall mean the calendar year ending December 31, 1999. Tax Year shall mean any calendar year thereafter;" and (B) Section 36.1(2) of the Lease shall be deleted and replaced with the following new Section 36.1(2); "Base Tax Rate shall mean the real estate tax rate in effect on the date of the Second Amendment of Lease." For purposes of computing the additional rent accruing on and after the Expansion Space Commencement Date solely for the Expansion Space that is due Landlord under Section 36.5(1) of the Lease, as of the Expansion Space Commencement Date, Section 36.1(3) of the Lease shall be deleted and replaced with the following new Section 36.1(3): "First Operating Year shall mean the calendar year

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ending December 31, 1999. Operating Year shall mean any calendar year thereafter;".

     9. ESCALATIONS ON ADDITIONAL SPACE. For purposes of computing the additional rent accruing on and after October 1, 1999 solely for the Additional Space that is due Landlord under Section 36.4(1) of the Lease, as of October 1, 1999, (A) Section 36.1(4) of the Lease shall be deleted and replaced with the following new Section 36.1(4): "First Tax Year shall mean the calendar year ending December 31, 1999. Tax Year shall mean any calendar year thereafter;" and
(B) Section 36.1(2) of the Lease shall be deleted and replaced with the following new Section 36.1(2): "Base Tax Rate shall mean the real estate tax rate in effect on the date of the Second Amendment of Lease." For purposes of computing the additional rent accruing on and after October 1, 1999 solely for the Additional Space that is due Landlord under Section 36.5(1) of the Lease as of October 1, 1999, Section 36.1(3) of the Lease shall be deleted and replaced with the following new Section 36.1(3): "First Operating Year shall mean the calendar year ending December 31, 1999. Operating Year shall mean any calendar year thereafter;".

     10. BROKERAGE. Tenant represents that it has had no dealings or communications with any real estate broker or agent in connection with this Second Amendment of Lease, except Cushman & Wakefield of New Jersey, Inc. Tenant agrees to defend indemnify and hold Landlord, its affiliates and/or subsidiaries and the partners, directors, officers of Landlord and its affiliates and/or subsidiaries harmless from and against any and all costs, expenses or liability (including attorney's fees, court costs and disbursements) for any commission or other compensation claimed by any broker or agent in connection with this Second Amendment of Lease, except Cushman & Wakefield of New Jersey, Inc.

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         11.  CORPORATE AUTHORITY.  Tenant represents that the undersigned officer of the Tenant corporation has been duly authorized on behalf of the Tenant corporation to enter into this Second Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Landlord's request, Tenant shall deliver an appropriate certification by the Secretary of the Tenant corporation to the foregoing effect.

         12. LEASE RATIFICATION. Except as expressly amended by this Second Amendment of Lease and the First Amendment, the Lease, and all terms, covenants and conditions thereof, shall remain in full force and effect and is hereby in all respects ratified and confirmed.

         13. NO ORAL CHANGES. This Second Amendment of Lease may not be changed orally, but only by a writing signed by both Landlord and Tenant.

         14. NO DEFAULT. Tenant confirms that (i) Landlord has complied with all of its obligations contained in the Lease and (ii) no event has occurred and no condition exists which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

         15. NON-BINDING DRAFT. The mailing or delivery of this document by Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord on the terms set forth in such document or draft, and such document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason. The purpose of this section is to place Tenant on notice that this document or draft shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and accept this document. No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully



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executed copy of this document or in some future writing signed by Landlord and Tenant.

          16. NOTICES. As of the date hereof, the following provision from
Section 57.1 NOTICES of the Lease shall be deemed deleted:

              LANDLORD: Meadowlands Associates
                        c/o Bellemead Development Corporation
                        4 Becker Farm Road
                        Roseland, New Jersey 07068

        with copies to: Sanford Grossman, Esq.
                        Simpson Thacher & Bartlett
                        One Battery Park Plaza
                        New York, New York 10004

and shall be replaced by the following new provision:

              LANDLORD: Meadowlands Associates
                        PW/MS Management Co., Inc.
                        c/o Gale & Wentworth, LLC
                        Park Avenue at Morris County
                        200 Campus Drive, Suite 200
                        Florham Park, New Jersey 07932-1007
                        Attention: Marc Leonard Ripp, Esq.
                                   General Counsel

          17. NO RENEWAL OPTIONS ON ADDITIONAL SPACE. As of the date hereof, (i) all of Tenant's benefits, entitlements, rights and privileges under Paragraph 10 of the First Amendment shall be deemed without legal force, (ii) any exercise or attempted exercise of any right or option by Tenant under Paragraph 10 of the First Amendment shall be deemed ineffective and (iii) all of Landlord's duties, liabilities, obligations, responsibilities and commitments contained in Paragraph 10 of the First Amendment shall be deemed null and void.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment of Lease to be executed on the day and year first written above.


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Signed and delivered


                                        LANDLORD:

                                        MEADOWLANDS ASSOCIATES
WITNESSED BY:                           By: ARC Meadowlands Associates,
                                            General Partner

                                        By: ARC Meadowlands, Inc.,
                                            General Partner

Fiona G. O'Reilly                       By: /s/ Michael Futterman
-------------------------                   ----------------------
Name: Fiona G. O'Reilly                         Michael Futterman
-------------------------                       President
     (Please Print)



ATTESTED BY:                            AGENT FOR LANDLORD:

                                        PW/MS MANAGEMENT CO., INC.
                                        By: Gale & Wentworth, LLC

/s/ Marc Leonard Ripp, Esq.             By: /s/ Robert R. Martie
-------------------------                   ----------------------
    Marc Leonard Ripp, Esq.                 Robert R. Martie
    Corporate Secretary                     Senior Vice President



ATTESTED BY:                            TENANT:

                                        MOVADO GROUP, INC.
/s/ Timothy F. Mizhno                   By: /s/ Michael J. Bush
-------------------------                   ----------------------
Name: Timothy F. Mizhno                     Michael J. Bush
-------------------------                   Chief Operating Officer
       (Please Print)
Title: Corporate Secretary



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                                   SCHEDULE A
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                              Floor Plan of 17,862
                              Rentable Square Foot
                                Expansion Space




























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           [5TH FLOOR TENANT LAYOUT PLAN WITH MARKED EXPANSION SPACE]